CERTIFICATE OF INCORPORATION

-of-

VIBSUB, INC.

Under Section 402 of the Business Corporation Law

* * * * * * *

THE UNDERSIGNED, being over the age of eighteen years for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, does hereby certify:

FIRST: The name of the corporation is: VIBSUB, INC.

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which required the consent or approval of any state official, department, board, agency or other body.

The corporation, in addition to and in furtherance of the corporate powers above set forth, shall have all the powers enumerated in Section 202 of the Business Corporation Law or any other statute of the State of New York.

THIRD: The office of the corporation is to be located in the Town of Oyster Bay, County of Nassau, State of New York.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is TWO HUNDRED (200) shares, without par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on him is: c/o Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753.

IN WITNESS WHEREOF, this Certificate has been subscribed this 9th day of December, 1983 by the undersigned who affirms that the statements made herein are true under penalties of perjury.

/s/ Melinda O’Donnell
Melinda O’Donnell
Sole Incorporator
100 Jericho Quadrangle
Jericho, New York 11753

CERTIFICATE OF MERGER

of

VIBRATION MOUNTINGS AND COUNTROLS, INC.

into

VIBSUB, INC.

Under Section 904 of the Business Corporation Law

* * * * * * *

WE, THE UNDERSIGNED, JULIUS D. WINER and RAYMOND T. MAGNER, being the President and Secretary, respectively of VIBRATION MOUNTINGS AND CONTROLS, INC. and MILTON BRENNER and FRANK DIMAIO, being the President and Secretary of VIBSUB, INC., respectively, do hereby certify and set fourth:

FIRST: (a) The name of each constituent corporation is as follows:

VIBRATION MOUNTINGS AND CONTROLS, INC.
(The name under which it was formed is “Vibration Mountings,  Incorporated)

VIBSUB, Inc.

(b) The name of the surviving corporation is VIBSUB, INC. and, following the merger, its name shall be VIBRATION MOUNTINGS AND CONTROLS, INC.

SECOND: Article “FIRST” of the Certificate of Incorporation of VIBSUB, INC. is amended to read as follows:

“FIRST: The name of the corporation is: VIBRATION MOUNTINGS AND CONTROLS, INC.”

THIRD: As to each constituent corporation, the designation and the number of outstanding shares of each class and series and the voting rights thereof are as follows:

NAME OF CORPORATION	DESIGNATION AND NUMBER OF SHARES IN EACH CLASS OR SERIES OUTSTANDING	GLASS OR SERIES OF SHARES ENTITLED TO VOTE

VIBRATION MOUNTINGS AND CONTROLS, INC.	535, 847 Common Shares $.10 par value (including 396,056 shares held in treasury	139,791 Common Shares, $.10 par value

VIBSUB, INC.	200 Common Shares Without Par Value	200 Common Shares Without Par Value

FOURTH: The date when the Certificate of Incorporation of each constituent corporation was filed by the Department of State is as follows:

NAME OF CORPORATION	DATE OF INCORPORATION

VIBRATION MOUNTINGS AND CONTROLS, INC.	February 17, 1954

VIBSUB, INC.	December 16, 1983

FIFTH: The merger was adopted by each constituent corporation in the following manner:

As to VIBRATION MOUNTINGS AND CONTROLS, INC., at a meeting of shareholders by the vote of the holders of two-thirds of all outstanding shares entitled to vote thereon.

As to VIBSUB, INC., by the unanimous consent of the shareholders.

SIXTH: The merger shall be effected upon the filing of the Certificate of Merger by the Department of State.

IN WITNESS WHEREOF, we have signed this Certificate on the 23rd day of February, 1984 and the statements contained herein are true under penalties of perjury.

VIBRATION MOUNTINGS AND CONTROLS, INC.

By:	/s/ Julius D. Winer
Julius D. Winer, President

By:	/s/ Raymond T. Magner
Raymond T. Magner, Secretary

VIBSUB, INC.

By:	/s/ Milton Brenner
Milton Brenner, President

By:	/s/ Frank DiMaio
Frank DiMaio, Secretary

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF

VIBRATION MOUNTINGS AND CONTROLS, INC.

Under Section 805 of the Business Corporation Law

We, the undersigned, Malcolm Gibbins and Charles Badlato, begin respectively the President and Assistant Secretary of Vibration Mountings and Controls, Inc., hereby certify

1. The name of the corporation is Vibration Mountings and Controls, Inc.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on the 16th day of December, 1983 under the original name Vibsub, Inc.

3. (a) The Certificate of Incorporation is amended to change the corporate name.

(b) To effect the foregoing, Article “FIRST” relating to the corporate name is amended to read as follows:

“FIRST: The name of the corporation is Aeroflex Bloomingdale, Inc.”

4. The Amendment was authorized by the unanimous written consent of the board of directors of the corporation followed by the unanimous written consent of all shareholders of the corporation.

IN WITNESS WHEREOF, we have signed this certificate on the 4th day of March, 2005, and we affirm the statements contained therein as true under penalties of perjury.

/s/ Malcolm Gibbins
Malcolm Gibbins, President

/s/ Charles Badlato
Charles Badlato, Assistant Secretary